Exhibit 99.2

Sonus Networks, Inc.

Supplementary  Financial and Operational Data

$(000s)	Q214	Q114	FY13	Q413	Q313	Q213	Q113	FY12	Q412	Q312	Q212	Q112	YTD Q214	YTD Q313
Revenue
Product	45,845	45,140	167,272	45,825	40,712	42,939	37,796	153,326	45,809	33,520	32,586	41,411	90,985	80,735
Services	29,725	25,602	109,461	30,328	27,387	26,254	25,492	100,808	29,327	23,529	25,024	22,928	55,327	51,746
Total Revenue	75,570	70,742	276,733	76,153	68,099	69,193	63,288	254,134	75,136	57,049	57,610	64,339	146,312	132,481

Growth-related Revenue
Product Growth Revenue	28,630	32,823	97,431	32,161	21,311	20,449	23,510	67,641	20,573	20,394	13,523	13,151	61,453	43,959
Growth Revenue as % Total Product Revenue	62%	73%	58%	70%	52%	48%	62%	44%	45%	61%	41%	32%	68%	54%
Services Growth Revenue	10,239	8,097	32,491	9,437	8,030	8,559	6,465	19,945	5,516	5,051	5,566	3,812	18,336	15,024
Total Growth-related Revenue	38,869	40,920	129,922	41,598	29,341	29,008	29,975	87,586	26,089	25,445	19,089	16,963	79,789	58,983
Growth-related Revenue as % Total Revenue	51%	58%	47%	55%	43%	42%	47%	34%	35%	45%	33%	26%	55%	45%

% of Total Revenue	Q214	Q114	FY13	Q413	Q313	Q213	Q113	FY12	Q412	Q312	Q212	Q112	YTD14	YTD13
Revenue
Product	61%	64%	60%	60%	60%	62%	60%	60%	61%	59%	57%	64%	62%	61%
Services	39%	36%	40%	40%	40%	38%	40%	40%	39%	41%	43%	36%	38%	39%

Revenue by Geography
Domestic	71%	73%	69%	66%	66%	74%	69%	68%	51%	76%	73%	75%	72%	72%
International	29%	27%	31%	34%	34%	26%	31%	32%	49%	24%	27%	25%	28%	28%

% of Product Revenue	Q214	Q114	FY13	Q413	Q313	Q213	Q113	FY12	Q412	Q312	Q212	Q112	YTD14	YTD13
Revenue by Channel
Direct	71%	82%	80%	81%	73%	84%	83%	*	*	*	*	*	76%	84%
Indirect	29%	18%	20%	19%	27%	16%	17%	*	*	*	*	*	24%	16%

Operating Statistics	Q214	Q114	FY13	Q413	Q313	Q213	Q113	FY12	Q412	Q312	Q212	Q112	YTD14	YTD13
10% Customers
Number of 10% customers	1	1	1	1	1	2	2	1	1	1	1	3	1	2
Name of 10% customers	AT&T	AT&T	AT&T	CenturyLink	AT&T	AT&T	US Gov’t	AT&T	SoftBank	Level 3	AT&T	AT&T	AT&T	AT&T
						Verizon	AT&T					Verizon		Verizon
												SoftBank

Top 5 Customers as % of Revenue	40%	42%	39%	43%	36%	47%	50%	48%	45%	41%	54%	66%	39%	47%

Number of Total Customers**	798	612		580	560	539	541		504	403	123	117

Number of New Customers**	227	173	670	146	171	190	163	230	180	40	6	4	400	353
Number of New Customers** with Growth Content	214	161	552	122	131	161	138	*	130	*	*	*	375	299

Note:  Growth-related revenue is primarily SBCs and DSCs, enablers of next-generation networks such as SIP and 4G/LTE.  Legacy revenue is primarily Trunking and SS7 Signaling, enablers of TDM and 3G networks.

* Not historically provided.

**Customer Count reflects end customer and excludes customers with maintenance only revenue of less than $5k on a quarterly basis.